Exhibit 99.1
Kamera Content AB
Corporate Identity Number 556666-2135

Annual report for the financial year 2007 and 2006

The Board of Directors and the Managing Director herewith submit the Annual Report and consolidated accounts.

Unless otherwise stated, all amounts are in thousands of SEK.

Administration report

Information regarding the operations

This Annual report covers the financial year 2007/01/01-2007/12/31.

Kamera Content collaborates with copyright owners e.g. Associated Press Television News (APTN) and Disney ABC and offers publicists, practicing on the digital media market, administration and distribution of video contents such as news, sports and entertainment for publishing on the Internet or in mobile networks.

Result and financial position

The company’s turnover for the financial year 2007/01/01-2007/12/31 amounts to kSEK 16 837

The operating profit/loss is negative, kSEK -10 878

Significant events during the financial year

During the fall Kamera signed an agreement to distribute news clips for the global Internet and mobile market with the world’s largest news channel Disney ABC. Sales will begin in January 2008.

Profound discussions were undertaken regarding a merger with a company in Canada during the fall of 2007. Among other things, due to the uncertainties on the financial market, the discussions were halted in the beginning of November. This has affected the result for the financial year negatively, as great focus has been laid on the process by the management.

The balance sheet for liquidation purposes has been established as of 2007/09/30, 2007/10/31, 2007/11/30 and 2007/12/31. At the first three dates the share capital was intact, but at 2007/12/31 more than half of the share capital was consumed. An opening supervisory general meeting was conducted at 2008/03/31 and the general meeting decided to continue the operations.

Significant events after the end of the financial year

Kamera has initiated a new collaboration with SNTV, the world’s leading producer of sport news. The collaboration includes producing and distributing video clips for the global Internet and mobile market. Production and sales will begin in March 2008.

On May 19, the owners of Kamera made an agreement to dispose of all shares in Kamera Content AB. As of Monday 19th of May 2008 KIT Digital Llc will take over the operations and financial responsibility of Kamera Content AB, including the re-establishment of the share capital that is consumed by more than 50 percent.

Group structure

Kamera Content AB is the parent company of a group consisting of two subsidiaries, Swegypt Company for Telecommunication (S.A.E) (Corporate Identity Number: 200-039-784) and Kamera (S) PTE.LTD (Corporate Identity Number: 200604451W). Swegypt Company for Telecommunication (S.A.E) is owned by 55 % and Kamera (S) PTE.LTD is owned by 95% by Kamera Content AB.

Result and financial position

The result from the operations and the financial position at the end of the financial year are presented in the following income statement and balance sheet including notes to the accounts.

The amounts in the annual report are stated in kSEK.

Proposed appropriation of profits

Means at the disposition of the annual general meeting:

Balanced profits from preceding years	1 397
Net loss for the year	-6 967
-5 570

Proposed appropriation of accumulated deficit

To be carried forward	-5 570
-5 570

Report of Independent Certified Public Accountants

Board of Directors
Kamera Content AB

We have audited the accompanying consolidated balance sheets of Kamera Content AB  as of December 31, 2007 and 2006, and the related consolidated statements of operations, and cash flows for the years then ended, prepared in accordance with accounting principles generally accepted in Sweden. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kamera Content AB as of December 31, 2007 and 2006, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in Sweden.

Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States of America.  Information relating to the nature and effect of such differences is presented in Note 16 to the consolidated financial statements.

GRANT THORNTON AB

Falun, Sweden
July 21, 2009

Kamera Content AB and Subsidiaries
Consolidated Balance Sheets	Note	2007-12-31	2006-12-31
(SEK in thousands)

Assets

Fixed assets
Intangible assets
Capitalized software development expenses	7	1 461	663
Goodwill	8	952	1 624
		2 413	2 287

Tangible fixed assets
Equipment and computers	9	939	1 067
Total fixed assets		3 352	3 354

Current assets
Current receivables
Accounts receivable - trade		1 979	2 962
Other current receivables		568	112
Prepaid expenses and accrued income	11	2 567	1 218

		5 114	4 292

Cash and bank balances		1 247	1 285

Total current assets		6 361	5 577

Total assets		9 713	8 931

Equity and liabilities

Equity	12

Share capital		227	227
Restricted reserve		336	336
Translation difference		-665	-186
Non-restricted reserves		1 397	8 986
Net loss for the year		-6 967	-7 589

Total equity		-5 672	1 774

Minority’s Share		403	203

Provisions
Negative goodwill	6	-	359

Total provisions		-	359

Long-term liabilities	13
Liabilities to credit institutions		3 500	2 000

Kamera Content AB and Subsidiaries
Consolidated Balance Sheets	Note	2007-12-31	2006-12-31
(SEK in thousands)

Total long-term liabilities		3 500	2 000

Current liabilities
Other current liabilities		4 465	619
Accounts payable - trade		3 716	1 938
Accrued expenses and deferred income	14	3 301	2 038

Total current liabilities		11 482	4 595

Total equity and liabilities		9 713	8 931

Pledged assets	15	3 500	2 000

Contingent liabilities		None	None

The accompanying footnotes form an integral part of these financial statements.

Kamera Content AB and Subsidiaries		Year ended
Consolidated Statements of Operations	Note	2007	2006
(SEK in thousands)

Gross profit (loss)	2, 3, 4	-145	2 226

Operating expenses
Personnel costs	5	-9 595	-9 670
Depreciation of tangible and intangible assets		-1 497	-855
Dissolving of negative goodwill		359	443
Operating loss		-10 878	-7 856

Income (loss) from financial items
Other interest income		4 045	14
Interest expenses and exchange rate differences		-329	-142
Total income (loss) from financial items		3 716	-128

Loss after financial items		-7 162	-7 984

Minority’s share of profit/loss		195	395

Net loss for the year		-6 967	-7 589

The accompanying footnotes form an integral part of these financial statements.

Kamera Content AB and Subsidiaries
Consolidated Cash Flow Statement s	1/1/2007	1/1/2006
(SEK in thousands)	12/31/2007	12/31/2006

Current operations
Net operating profit/loss	-10,878	-7,856
Adjustment for items not included in cash flow
Depreciation	1,497	855
Dissolving of negative goodwill	-359	-443
	-9,740	-7,444
Interest received and other	4,045	14
Interest paid and other	-329	-142
Cash flow from current operations before changes in working capital	-6,024	-7,572

Changes in working capital
Increase of receivables	-822	-935
Increase/reduction of other current liabilities	6,803	-1,698
Cash flow from current operations	-43	-10,205

Investment activities
Acquisition of tangible fixed assets	-325	-1,126
Acquisition of intangible assets	-1,170	-1,775
Cash flow from investment activities	-1,495	-2,901

Financing activities
New share issues	0	10,554
Loans raised	1,500	2,000
Cash flow from financing activities	1,500	12,554

Reduction of liquid funds	-38	-552

Liquid funds at beginning of year	1,285	1,837

Liquid funds at end of year	1,247	1,285

The accompanying footnotes form an integral part of these financial statements.

Notes

Note 1	Accounting and valuation principles

The accounts have been prepared in accordance with the Annual Accounts Act. Adopted accounting principles comply with the standards for small companies set out by the Swedish Accounting Standards Board.

The accounting principles remain unchanged compared to the previous year.

Consolidated accounts
Subsidiaries where the parent company directly or indirectly possess more than 50% of the votes, or in any other way posses a significant influence, are included in the consolidated accounts.

The group’s financial statement is prepared according to the purchase method, which means that the subsidiaries’ equity at the date of acquisition, adopted as the difference between assets and liabilities fair value, is eliminated as a whole. Only post-acquisition equity from the subsidiary is thus included in the group’s own equity.

Companies acquired during the year are included in the group’s accounts related to post-acquisition amounts.

Inter-Company profits are eliminated as a whole.

Shares in subsidiaries are accounted in the parent company’s financial statement with possible write-downs deducted. Only received dividends based on post-acquisition earnings are accounted as dividend from subsidiaries.

The consolidated accounts have been prepared using the acquisition method in accordance with Recommendation RR1:00 of the Swedish Financial Accounting Standards Council and includes all subsidiaries.

Revenue recognition
The Company’s revenue recognition for current account work is based on completed work, in line with BFN’s main heading in BFNAR 2003:3. Ongoing, not invoiced service assignments are recognized in the balance sheet at the rate of calculated invoice value of accrued work.

The company is, in line with BFN’s main heading in BFNAR 2003:3, recognizing revenues from completed service assignments based on fixed pricing at the rate of completed work, “percentage of completion”. At the calculation of accrued profit the degree of completion has been calculated as accrued expenses at the closing day, in relation to the calculated sum of expenses to complete the assignment.

Financial fixed assets
Financial assets which are intended to be held over a long period of time are reported at acquisition cost. If a financial fixed asset has, on balance sheet date, a value lower than its book value, the value of the asset is written down to lower value if it can be assumed that such reduction in value is permanent.

Accounts receivable
Accounts receivable are reported as current assets at the amounts expected to be received after deductions for individually-assessed bad debts.

Receivables
Receivables with a maturity of more than 12 months after the closing date are stated as fixed assets, other receivables as current assets.

Foreign currencies
Receivables and liabilities in foreign currencies are valued at the closing day to the rate of exchange. Profit and loss of receivables and liabilities relating to operations are offset under other operating income or other operating expenses. Transactions in foreign currency are translated at the transaction day rate of exchange.

Tangible fixed assets
Tangible fixed assets are reported at acquisition cost reduced by the amount of depreciation. Expenses for improving the performance of the assets beyond their original level increase the asset's reported value. Expenses for repairs and maintenance are reported as costs.

Depreciation is allocated on a straight-line over the useful life of the asset. Subsequent costs are included in the assets carrying amount if appropriate.

The straight-line method of depreciation is utilized for all types of tangible fixed assets. The following periods of depreciation are applied:

Equipment	3 year
Computers	3 year

Write-downs
If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Intangible assets

Goodwill
Expenses for acquired operations are balanced and depreciated linearly over its assessed useful life, normally up to five years.

Negative Goodwill
Negative group goodwill consists of the amount of the acquisition value that exceeds the fair value of the company’s share of acquired net assets. Negative goodwill is accounted for as other provisions. To the extent that negative goodwill is combined with expectations of future losses and expenses that have been identified in the acquisition and that can be measured in a reliable manner, but do not represent identifiable liabilities, the negative goodwill is accounted in the income statement when the future losses and expenses are realized. Dissolving of negative goodwill is disclosed in the income statement as a reduction of Operating expenses.

Expenses for the development of software
All expenses for the development or maintenance of software are normally expensed immediately. Expenses that are directly connected to identifiable and unique software controlled by the company, including probable financial benefits exceeding expenses within one year, are however capitalized as intangible assets. Capitalized expenditure for the development of software is depreciated linearly over its useful life, in the case of Kamera Content estimated to three years.

Write-downs of intangible assets If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made, including goodwill. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Note 2	Remuneration to auditors

	2007	2006

Audit
Grant Thornton AB	65	40

Other services
Grant Thornton AB	4	34
Total	69	74

Note 3	Abridged Income Statement

The Income statement is, in accordance with ЕRL 3 chapter 11 §, disclosed in an abridged state due to reasons of competition. The parent company’s net sales was 16 837 kSEK (17 237 kSEK).

Note 4	Transactions with related parties

Purchases and sales between Group companies
The percentages of purchases and sales regarding Group companies are listed below

Purchases  (Swegypt Company for Telecommunication
(S.A.E)): 9%
Sales : 0%

The same pricing principles apply to purchases and sales conducted between Group companies as with transactions with external parties.

Note 5	Personnel

	2007	2006

Average number of employees
Women (Sweden)	7	6
Men (Sweden)	9	15
Total	16	21

Salaries, remunerations, social costs and pension expenses
Salaries and remunerations for Board of Directors and managing director	587	483
Total salaries and remunerations to other employees	5 442	5 801
	6 029	6 284
Pension expenses for Board of Directors and managing director	13	40
Statutory and contractual social security contributions	2 009	1 946
Pension expenses, other employees	142	142
Total	8 193	8 412

Members of the Board and senior management

Parent Company

	2007		2006
	Number on balance sheet date	of whom men	Number on balance sheet date	of whom men
Members of the Board	4	100%	5	100%
Managing Director and other senior managers	5	80%	4	75%

Absence due to illness

	2007		2006
Total absence due to illness *	x	%	3%
- Long-term absence due to illness	0%		0%

*Long term absence refers to a period of 60 consecutive days or more.
Other categories consist of fewer than 10 employees why information about these categories is not disclosed.

Note 6	Negative goodwill

	2007	2006

Negative goodwill originating from the acquisition of Swegypt plt	359	802
Dissolving of negative goodwill	-359	-443
Closing residual value according to plan	-	359

Note 7	Capitalized software development expenses

	2007	2006

Opening acquisition cost	852	-
Capitalization for the year	1 170	852

Closing accumulated acquisition cost	2 022	852

Opening depreciations	-189	-
Depreciation for the year	-372	-189

Closing accumulated depreciation	-561	-189

Closing residual value according to plan	1 461	663

Note 8	Goodwill

	2007	2006

Opening acquisition cost	2 016	1 093
- Acquisition	-	923
Closing accumulated acquisition cost	2 016	2 016

- Opening depreciation	-392	-31
- Depreciation	-672	-361

Closing accumulated depreciation	-1 064	-392

Closing residual value according to plan	952	1 624

Note 9	Equipment and computers

	2007	2006

Opening acquisition cost	1 421	294
Changes during the year
- Purchases	325	1 127
Closing accumulated acquisition cost	1 746	1 421

Opening depreciation	-354	-48
- Depreciation	-453	-306
Closing accumulated depreciation	-807	-354

Closing residual value according to plan	939	1 067

Note 10	Participations in subsidiaries

Group	Number of shares	Registered office	Proportion of equity	Book value
Kamera (S) PTE.LTD.	190 000	Singapore	95%	930
Swegypt Company for	687 500	Kairo	55%	0
Telecommunication (S.A.E)
The result for Swegypt Copmany for Telecommunications (S.A.E) is, according to the last adopted income statement, -978 kSEK (for the prolonged financial year 2006/02/16-2007/12/31). Equity amounts to 22 kSEK at 2007/12/31.

The result for Kamera (S) PTE.LTD is, according to the last adopted income statement, -375 kSEK (fo the financial year 2007/01/01-2007/12/31). Equity amounts to -137 kSEK at 2007/12/31.

The amounts are translated to SEK using the year-end rate of exchange.

Note 11	Prepaid expenses and accrued income

	2007-12-31	2006-12-31

Prepaid rent	266	-
Accrued income	1 211	749
Other prepaid expenses	1 090	469
	2 567	1 218

Note 12	Change in equity

Group	Share- capital	Statutory reserve	Translation difference	Non-restricted reserves and Net profit/loss for the year	Total equity
Equity 2007/01/01	227	336	-186-	1 397	1 774
Translation difference	-	-	-479	-	-479
Net income for the year	-	-	-	-6 967	-6 967
Equity 2007-12-31	227	336	-665	-5 570	-5 672

The share capital consists of  2 086 000 A-shares at a par value of 0,1 SEK and 181 000 B-shares at a par value of 0,1 SEK.

Note 13	Long term liabilities

	2007-12-31	2006-12-31

Long-term liabilities
Liabilities to credit institutions	3 500	2 000
Total interest-bearing liabilities	3 500	2 000

The loan as a whole is raised from Almi fцretagspartner and has duration of 48 months.

Note 14	Accrued expenses and deferred income

	2007-12-31	2006-12-31

Accrued royalty expenses	1 253	725
Accrued vacation pay, social expenses included	422	456
Accrued social security contributions	269	181
Deferred income	143	104
Other items	1 214	572
Total	3 301	2 038

Note 15	Pledged assets

	2007-12-31	2006-12-31
For own provisions and liabilities

Floating charges designated to liabilities to credit institutions	3 500	2 000
Total pledged assets	3 500	2 000

Note 16	Summary of significant differences between Swedish GAAP and U.S. GAAP

The annual financial statements included herein of Kamera Content AB were prepared in accordance with accounting principles generally accepted in Sweden (“Swedish GAAP”) which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Following is a summary of the significant adjustments to the consolidated statements of operations and the consolidated balance sheets as of and for the years ended December 31, 2007 and 2006 that would be required if US GAAP were to be applied instead of Swedish GAAP.

Reconciliation of Net Loss

		Year ended
(Amounts in thousands of SEK)		December 31, 2007	December 31, 2006

Net loss under Swedish GAAP		(6,967)	(7,589)

Description of items having the effect of increasing reported income:

Addback: depreciation on Capitalized software development expenses	a.	372	189

Addback: depreciation on Goodwill	b. 2.	672	361

Extraordinary gain on acquisition of Swegypt	b. 2.	-	802

Description of items having the effect of decreasing reported income:

Expense capitalized software development expenses	a.	(1,170)	(852)

Addback: dissolving of negative goodwill	b. 3.	(359)	(443)

Amortization of intangible assets	b. 1.	(754)	(754)

Net loss under US GAAP		(8,206)	(8,286)

Reconciliation of Consolidated Balance Sheet as at December 31, 2007			US GAAP
			Adjustments
	Swedish		Increase	US
	GAAP		(Decrease)	GAAP
Assets

Fixed assets
Intangible assets
Capitalized software development expenses	1,461	a.	(1,461)	-
Intangible asset	-	b. 1.	2,261
		b. 1.	(2,073)	188

Goodwill	952	b. 2.	1,064	2,016

	2,413			2,204

Tangible fixed assets
Equipment and computers	939			939
Total fixed assets	3,352			3,143

Current assets
Current receivables
Accounts receivable - trade	1,979			1,979
Other current receivables	568			568
Prepaid expenses and accrued income	2,567			2,567

	5,114			5,114

Cash and bank balances	1,247			1,247

Total current assets	6,361			6,361

Total assets	9,713			9,504

Equity and liabilities

Equity

Share capital	227			227
Restricted reserve	336		2,261	2,597
Translation difference	(665)			(665)
Non-restricted reserves	1,397		(1,231)	166
Net loss for the year	(6,967)		(1,239)	(8,206)

Total equity	(5,672)			(5,881)

Minority’s Share	403			403

Provisions
Negative goodwill	-			-

Total provisions	-			-

Long-term liabilities
Liabilities to credit institutions	3,500			3,500

Total long-term liabilities	3,500			3,500

Current liabilities
Other current liabilities	4,465			4,465
Accounts payable - trade	3,716			3,716
Accrued expenses and deferred income	3,301			3,301

Total current liabilities	11,482			11,482

Total equity and liabilities	9,713			9,504

Pledged assets	3,500			3,500

Contingent liabilities	None			None

Reconciliation of Consolidated Balance Sheet as at December 31, 2006			US GAAP
			Adjustments
	Swedish		Increase	US
	GAAP		(Decrease)	GAAP
Assets

Fixed assets
Intangible assets
Capitalized software development expenses	663	a.	(663)	-
Intangible asset	-	b. 1.	2,261
		b. 1.	(1,319)	942

Goodwill	1,624	b. 2.	392	2,016

	2,287			2,958

Tangible fixed assets
Equipment and computers	1,067			1,067
Total fixed assets	3,354			4,025

Current assets
Current receivables
Accounts receivable - trade	2,962			2,962
Other current receivables	112			112
Prepaid expenses and accrued income	1,218			1,218

	4,292			4,292

Cash and bank balances	1,285			1,285

Total current assets	5,577			5,577

Total assets	8,931			9,602

Equity and liabilities

Equity

Share capital	227			227
Restricted reserve	336		2,261	2,597
Translation difference	(186)			(186)
Non-restricted reserves	8,986		(534)	8,452
Net loss for the year	(7,589)		(697)	(8,286)

Total equity	1,774			2,804

Minority’s Share	203			203

Provisions
Negative goodwill	359	b. 3.	(359)	-

Total provisions	359			-

Long-term liabilities
Liabilities to credit institutions	2,000			2,000

Total long-term liabilities	2,000			2,000

Current liabilities
Other current liabilities	619			619
Accounts payable - trade	1,938			1,938
Accrued expenses and deferred income	2,038			2,038

Total current liabilities	4,595			4,595

Total equity and liabilities	8,931			9,602

Pledged assets	2,000			2,000

Contingent liabilities	None			None

a. Capitalization of software development expenses

Swedish GAAP allows for expenditures during the development phase to be capitalized as intangible assets if it is probable, with a high degree of certainty, that they will result in future economic benefits for the Company.

Under US GAAP, FASB Statement No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, spending on software development is broken down into the following three stages; research and development, software development costs once technological feasibility is established, and costs incurred once the product is available for general sale to customers.  Research and development costs are defined as those costs that occur prior to the software product reaching technological feasibility and are expensed as incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs (“SFAS No. 2”). Software development costs incurred subsequent to establishing technological feasibility but prior to general release shall be capitalized.

The application of US GAAP requires that all capitalized research and development costs and corresponding amortization expense be reversed for all periods presented. Consequently, the application of SFAS No. 2 as of December 31, 2007 and 2006 results in a reduction of capitalized software development expenses of SEK 1,170 and SEK 852, respectively. Similarly, the net loss for the years ended December 31, 2007 and 2006 would decrease to reflect the reversal of the corresponding depreciation expense of the capitalized software development expenses by SEK 372 and SEK 189, respectively.

b. Intangible assets and goodwill

In accordance with Swedish GAAP, the Company amortizes intangible assets based on their statutory useful lives, which is 3 years for goodwill and 3-5 years for capitalized development expenditures. Negative goodwill is required to be disclosed as a provision under Swedish GAAP and reversals be netted e.g. against future losses in the acquired entity.

Under US GAAP, intangible assets and goodwill are covered in FASB Statement No. 141, Business Combinations and FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets are amortized over their expected useful lives, which can sometimes be different from the statutory useful lives and goodwill is not amortized. Under US GAAP, negative goodwill or the excess of fair value over cost would be allocated to reduce the costs of non-current assets acquired (except certain assets) and the remaining excess after reducing the cost of non-current assets acquired to zero would be recognized as extraordinary gain. That extraordinary gain generally is recognized in the period in which the business combination is completed.

1. The application of US GAAP requires that upon acquisition, the fair value of assets acquired are recorded. Consequently, under US GAAP a fair value of SEK 2,261 was recorded as of the end of March 2005 as an intangible asset with a life of three years. The net loss for the years ended December 31, 2007 and 2006 would increase to reflect the amortization of the intangible assets by SEK 754 and SEK 754, respectively. Also, an additional amount of amortization of the intangible asset of SEK 565 would have been recorded in 2005.

2. Additionally, under US GAAP goodwill is not amortized and thus the depreciation related to the goodwill would be reversed for SEK 1,064. Consequently, net loss for the years ended December 31, 2007 and 2006 would decrease for the amounts depreciated by SEK 672 and SEK 361, respectively. Also, an additional amount of SEK 31 would reverse that was recorded in 2005.

3. Under US GAAP, negative goodwill would not be recorded. Therefore, as of December 31, 2007 and 2006, net loss would increase for the reversal of the dissolving of negative goodwill of SEK 359 and SEK 443, respectively. In the year ended December 31, 2006, net loss would decrease for the extraordinary gain on the acquisition of Swegypt of SEK 802.